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(THE SHAW GROUP INC. LOGO)

FOR IMMEDIATE RELEASE

                                             CONTACT: Robert L. Belk
                                                      Executive Vice President &
                                                      Chief Financial Officer
                                                      225.932.2500


                          THE SHAW GROUP INC. ANNOUNCES
                           $25 MILLION EQUITY OFFERING

         BATON ROUGE, LOUISIANA, APRIL 20, 2004 - The Shaw Group Inc. (NYSE:
SGR) today announced the offering of 2,040,000 shares of its common stock at $12.35 per share. Credit Suisse First Boston, the sole manager of the offering, has also been granted an option to purchase up to an additional 306,000 shares to cover over-allotments, if any.

         The Company intends to use the approximately $25 million in net proceeds of the offering for general purposes, including providing funding for its outstanding tender offer for its Liquid Yield Option(TM) Notes due 2021 (Zero Coupon -- Senior) (LYONs) which may be put to the Company in May, 2004; and to replenish working capital expended in connection with increased business activity as well as the acquisition of Energy Delivery Systems last December.

         The common stock is being offered pursuant to the Company's effective universal shelf registration statement. This news release does not constitute an offer to sell or the solicitation of an offer to buy the common stock described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.

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         Credit Suisse First Boston LLC acted as the sole underwriter for the offering. Copies of the prospectus supplement relating to the offering may be obtained from the offices of Credit Suisse First Boston LLC, One Madison Avenue, New York, NY 10010, (telephone number 212-325-2580).

         The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and emergency response markets. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 15,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.


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